UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 9, 2026

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)

252-208-7715

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On January 9, 2026, flyExclusive, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell 2,255,639 shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), to the Underwriter at a public offering price of $6.65 per share, less underwriting discounts and commissions. Additionally, the Company has granted the Underwriter a 45-day option to purchase up to an additional 222,833 shares of Common Stock at the same public offering price and underwriting discount (the “Over-allotment Option”).

In connection with the execution of the Underwriting Agreement, each member of the Company’s Board of Directors (the “Board”) and certain Company officers entered into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement as Exhibit A.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Underwriter and also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering is expected to close on January 12, 2026. The Company expects to receive approximately $13.8 million in net proceeds from the offering (excluding the Over-allotment Option), after deducting underwriting discounts and commissions and estimated offering expenses.

The sale of the Common Stock was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-287720), including a prospectus supplement dated January 9, 2026 to the prospectus contained therein dated June 30, 2025, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

On January 8, 2026 and January 9, 2026, the Company issued press releases announcing the offering and pricing of the offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated January 9, 2026, by and among the Company and Lucid Capital Markets, LLC.
5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.
23.1	Consent of Wyrick Robbins Yates & Ponton, LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release, dated January 8, 2026.
99.2	Press Release, dated January 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2026

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman